Exhibit 99.1

PRESS RELEASE

White River Capital, Inc. www.WhiteRiverCap.com (NYSE Alternext US: RVR)

Contact:	Mark R. Ruh President & Chief Operating Officer	Martin J. Szumski Chief Financial Officer

Address:	1445 Brookville Way Suite I Indianapolis, IN 46239	1445 Brookville Way Suite I Indianapolis, IN 46239

Phone:	(317) 806-2166 x 6468	(858) 759-6057

November 6, 2008

WHITE RIVER CAPITAL, INC. ANNOUNCES
RESULTS FOR THE THIRD QUARTER 2008

•	Net Operating Income of $1.5 Million, or $0.37 Per Diluted Share
•	Book Value per Share $24.27

Indianapolis, Indiana . . . White River Capital, Inc. (NYSE Alternext US: RVR) (“White River”) today announced net operating income for the third quarter 2008 was $1.5 million, or $0.37 per diluted share, compared to third quarter 2007 net income of $1.5 million, or $0.38 per diluted share (net income and net operating income in the third quarter 2007 were identical values). The net operating income results for the third quarter of 2008 are due to the following:

o	$1.8 million of earnings from operations contributed by the Coastal Credit LLC (“Coastal Credit”) subsidiary,

o	$1.1 million of earnings from operations contributed by the Union Acceptance Company LLC (“UAC”) subsidiary,

o	$0.5 million of operating and transaction expenses at the holding company, and an income tax expense of $0.9 million.

Third quarter 2008 net operating income does not include a pre-tax, non-cash write-off of $34.5 million White River recorded for the impairment of goodwill. When this item is included, the net loss for the third quarter of 2008 was $20.5 million, or $5.20 per diluted share.

Mark Ruh, President and Chief Operating Officer, stated, "White River had another stable operating quarter during continued difficult economic conditions. On a seasonally adjusted basis, delinquency and charge-off trends were solid for the Coastal Credit portfolio. Coastal Credit’s net charge offs increased during the third quarter and 30+ day delinquency increased to 4.4% at September 30, 2008 compared to 4.0% at June 30, 2008, 3.8% at March 31, 2008 and 4.1% at December 31, 2007. Coastal Credit’s allowance for loan losses to total loans was 7.23% at September 30, 2008 compared to 7.02% at both June 30 and March 31, 2008.”

Martin Szumski, Chief Financial Officer, commented, "The write-off of all goodwill during the third quarter had no effect on our cash balances, liquidity or borrowing capacity. White River now has equity of $94.0 million with no intangible assets. This equity value translates into a book value per share of $24.27. The UAC portfolio continues to liquidate as expected and net portfolio recoveries have continued for twenty straight months. The remaining UAC portfolio was $2.2 million on September 30 and we project approximately $1 million of receivables remaining in this portfolio by December 31, 2008.”

PROVISION FOR ESTIMATED CREDIT LOSSES

The consolidated provision for estimated credit losses was $2.1 million compared to $1.5 million for the quarters ended September 30, 2008 and 2007, respectively.

The following table documents the quarterly provision and allowance for loan losses at Coastal Credit:

	Quarterly Provision (in millions)	Allowance for Loan Losses
3rd Quarter 2008	$2.3	7.23%
2nd Quarter 2008	$1.9	7.02%
1st Quarter 2008	$1.6	7.02%
4th Quarter 2007	$3.2	7.04%
3rd Quarter 2007	$2.0	6.28%
2nd Quarter 2007	$1.7	5.84%
1st Quarter 2007	$1.4	5.79%

This provision for estimated credit losses at Coastal Credit reflects management’s assessment of the reserves necessary for the current credit environment.

The recovery at UAC for the third quarter of 2008 was $0.2 million compared to a recovery for the third quarter of 2007 of $0.5 million, respectively. The decrease in recovery reflects the shrinking UAC portfolio and the reduction in reserves necessary during the portfolio liquidation.

CREDIT QUALITY

The following tables set forth delinquency, charge-off and allowance levels for the Coastal Credit and UAC portfolios:

Coastal Credit LLC
Delinquency Rates Experienced - Finance Receivables
(in thousands except percentages)

	September 30, 2008		December 31, 2007
	$	%	$	%

Finance receivables - gross balance	$103,617		$101,948

Delinquencies:
30-59 days	$1,444	1.4%	$1,564	1.5%
60-89 days	1,212	1.2%	1,002	1.0%
90+ days	1,896	1.8%	1,626	1.6%
Total delinquencies	$4,552	4.4%	$4,192	4.1%

Coastal Credit LLC
Allowance for Loan Losses - Finance Receivables
(in thousands except percentages)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

Balance at beginning of period	$6,935	$5,784	$6,810	$5,694
Charge-offs, net of recoveries	(1,987)	(1,588)	(5,325)	(4,632)
Provision for estimated credit losses	2,287	1,989	5,750	5,123

Balance at the end of the period	$7,235	$6,185	$7,235	$6,185

Net charge-offs	$1,987	$1,588	$5,325	$4,632
Finance receivables, net of unearned finance charges	$100,041	$98,503	$100,041	$98,503

Allowance for loan losses as a percent of finance receivables, net of unearned finance charges	7.23%	6.28%	7.23%	6.28%

Annualized net charge-offs as a percent of finance receivables, net of unearned finance charges	7.94%	6.45%	7.10%	6.27%

Allowance for loan losses as a percent of annualized net charge-offs	91.1%	97.4%	101.8%	100.2%

Union Acceptance Company LLC
Delinquency Rates - Finance Receivables
(in thousands except percentages)

	September 30, 2008		December 31, 2007
	$	%	$	%

Finance receivables principal balance	$2,235		$12,572

Delinquencies:
30-59 days	$351	15.7%	$1,179	9.4%
60-89 days	98	4.4%	467	3.7%
90+ days	40	1.8%	149	1.2%
Total delinquencies	$489	21.9%	$1,795	14.3%

Union Acceptance Company LLC
Allowance for Loan Losses - Finance Receivables
(in thousands except percentages)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

Balance at the beginning of period	$10	$322	$222	$1,617
Charge-offs	(113)	(513)	(613)	(2,227)
Recoveries	309	744	1,242	2,798
Recovery for estimated credit losses	(198)	(509)	(843)	(2,144)

Balance at the end of the period	$8	$44	$8	$44

Net charge-offs (recoveries)	$(196)	$(231)	$(629)	$(571)
Finance receivables	$2,235	$6,401	$2,235	$6,401

Allowance for loan losses as a percent of finance receivables	0.36%	0.69%	0.36%	0.69%

ABOUT WHITE RIVER, COASTAL CREDIT AND UAC

Founded in 2004, White River is the holding company for Coastal Credit LLC and Union Acceptance Company LLC.

Coastal Credit LLC is a specialized auto finance company, headquartered in Virginia Beach, Virginia, engaged in acquiring sub-prime auto receivables from both franchised and independent automobile dealers which have entered into contracts with purchasers of typically used, but some new, cars and light trucks. Coastal Credit then services the receivables it acquires. Coastal Credit commenced operations in Virginia in 1987 and conducts business in 21 states – Alaska, Arizona, California, Colorado, Delaware, Florida, Georgia, Hawaii, Louisiana, Maryland, Mississippi, Nevada, New Mexico, North Carolina, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas, Virginia and Washington – through its 18 branch locations. The Coastal Credit receivables portfolio, net of unearned finance charges, was $100.0 million at September 30, 2008.

Union Acceptance Company LLC is a specialized auto finance company, based in Indianapolis, Indiana, which holds and oversees its portfolio of $2.2 million in non-prime auto receivables, as of September 30, 2008.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Additional information about White River is available at White River’s web site located at: www.WhiteRiverCap.com.

This site includes financial highlights, stock information, public filings with the U.S. Securities and Exchange Commission (the "SEC"), and corporate governance documents.

The SEC public filings available for review include but are not limited to:

o	its Annual Report on Form 10-K for the year ended December 31, 2007,
o	its Proxy Statement on Schedule 14A dated April 10, 2008, and
o	its Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

White River’s public filings with the SEC can also be viewed on the SEC’s website at: www.sec.gov.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about White River that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Such information includes forward-looking statements above regarding the future financial performance of Coastal Credit and UAC, and also White River's prospects for future earnings, earnings volatility and the likelihood of recognizing future value from its deferred tax assets. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of White River. White River cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to:

•	losses and prepayments on our receivable portfolios;
•	general economic, market, or business conditions;
•	changes in interest rates, the cost of funds, and demand for our financial services;
•	changes in our competitive position;
•	our ability to manage growth and integrate acquired businesses;
•	the opportunities that may be presented to and pursued by us;
•	competitive actions by other companies;
•	changes in laws or regulations;
•	changes in the policies of federal or state regulators and agencies.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, White River's results could differ materially from those expressed in, implied or projected by such forward-looking statements. White River assumes no obligation to update such forward-looking statements.

WHITE RIVER CAPITAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

ASSETS	September 30, 2008	December 31, 2007

Cash and cash equivalents	$4,771	$3,785
Finance receivables—net	84,126	90,725
Goodwill	-	34,536
Deferred tax assets—net	47,197	36,031
Other assets	1,254	1,488

TOTAL	$137,348	$166,565

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Line of credit	$41,000	$50,000
Accrued interest	183	351
Creditor notes payable	252	1,324
Other payables and accrued expenses	1,917	2,093

Total liabilities	43,352	53,768

SHAREHOLDERS’ EQUITY:
Preferred Stock, without par value, authorized 3,000,000 shares; none issued and outstanding	-	-
Common Stock, without par value, authorized 20,000,000 shares; 3,872,853 and 3,843,087 issued and outstanding at September 30, 2008 and December 31, 2007, respectively	180,384	179,976
Warrants, 150,000 outstanding at September 30, 2008 and December 31, 2007, respectively	534	534
Accumulated other comprehensive income, net of taxes	481	4,437
Accumulated deficit	(87,403)	(72,150)

Total shareholders’ equity	93,996	112,797

TOTAL	$137,348	$166,565

WHITE RIVER CAPITAL, INC.
Book Value per Share, Tangible Book Value per Share and Equity Ratios
(Unaudited)
(in thousands except share related values and percents)

	September 30,	December 31,
	2008	2007

Total shareholders’ equity	$93,996	$112,797
Less goodwill	-	(34,536)
Tangible book value	$93,996	$78,261

Shares outstanding	3,872,853	3,843,087

Book value per share	$24.27	$29.35
Tangible book value per share	$24.27	$20.36

Assets	$137,348	$166,565
Tangible assets	$137,348	$132,029

Equity/ assets	68.4%	67.7%
Tangible equity/ tangible assets	68.4%	59.3%

WHITE RIVER CAPITAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share and share amounts)

	Quarters Ended September 30,			Nine Months Ended September 30,
	2008		2007	2008	2007
INTEREST:
Interest on receivables		$7,584	$7,943	$23,321	$24,229
Accretion and other interest		931	1,400	6,261	12,683
Total interest income		8,515	9,343	29,582	36,912
Interest expense		(615)	(1,407)	(2,088)	(4,945)
Net interest margin		7,900	7,936	27,494	31,967
Provision for estimated credit losses		(2,089)	(1,480)	(4,907)	(2,979)
Net interest margin after provision for estimated credit losses		5,811	6,456	22,587	28,988
OTHER REVENUES (EXPENSES):
Salaries and benefits		(2,013)	(2,128)	(6,654)	(6,280)
Third party servicing expense		(50)	(99)	(237)	(453)
Other operating expenses		(1,264)	(1,214)	(4,955)	(4,032)
Bankruptcy costs		-	-	-	(6)
Charge to Master Trust—net		-	(540)	-	(2,031)
Change in fair market valuation of creditor notes payable		(4)	(206)	(51)	(393)
Gain from deficiency account sale		-	-	158	22
Other income (expense)		(87)	23	(214)	97
Total other revenues (expenses)		(3,418)	(4,164)	(11,953)	(13,076)
Goodwill Impairment		(34,536)	-	(34,536)	-
INCOME (LOSS) BEFORE INCOME TAXES		(32,143)	2,292	(23,902)	15,912
INCOME TAX BENEFIT (EXPENSE)		11,671	(801)	8,649	(5,750)
NET INCOME (LOSS)		$(20,472)	$1,491	$(15,253)	$10,162
NET INCOME (LOSS) PER COMMON SHARE (BASIC)		$(5.29)	$0.39	$(3.94)	$2.65
NET INCOME (LOSS) PER COMMON SHARE (DILUTED)	$	(5.20)	$0.38	$(3.88)	$2.58
BASIC WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING		3,872,610	3,842,287	3 ,869,429	3,839,809
DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING		3,939,923	3,952,893	3 ,934,449	3,946,213

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